As filed with the Securities and Exchange Commission on February 22, 2007

Registration No. 333-105491

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________________________

ROCHESTER GAS AND ELECTRIC CORPORATION (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	16-0612110 (I.R.S. Employer Identification No.)

_____________________________________
89 East Avenue
Rochester, New York 14649
(585) 546-2700
(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)
_____________________________________

JAMES P. LAURITO President and Chief Executive Officer Rochester Gas and Electric Corporation 89 East Avenue Rochester, New York 14649 (585) 546-2700	DANIEL S. BROWN, ESQ. LeBoeuf, Lamb, Greene & MacRae LLP 125 West 55th Street New York, New York 10019 (212) 424-8000

(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)
_____________________________________

         Approximate date of commencement of proposed sale to the public: Not Applicable.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [  ]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

DEREGISTRATION OF SECURITIES

         This Post-Effective Amendment No. 1 to the registrant's Registration Statement on Form S-3 originally filed on May 22, 2003 (Commission File No. 333-105491) is filed to deregister all securities previously registered on such Form S-3 that remain unsold. The amount of securities that remain unsold is $300,000,000.

         The registrant also requests that, in accordance with Rule 457(p) under the Securities Act, all fees paid to the Commission in connection with the filing of the Registration Statement be credited to the registrant's account for future use.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Post-Effective Amendment to Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on February 22, 2007.

ROCHESTER GAS AND ELECTRIC CORPORATION

By:	/s/ James P. Laurito James P. Laurito President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to
Form S-3 has been signed by the following persons in the capacities indicated on February 22, 2007.

Signature	Title
Principal Executive Officer:
/s/ James P. Laurito James P. Laurito	President and Chief Executive Officer
Principal Financial and Accounting Officer:
/s/ Joseph J. Syta Joseph J. Syta	Vice President - Controller & Treasurer
Directors:
/s/ Wesley W. von Schack Wesley W. von Schack	Director
/s/ Robert E. Rude Robert E. Rude	Director
/s/ James P. Laurito James P. Laurito	Director